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                                                                    EXHIBIT 99.1



                              SABINE ROYALTY TRUST

                                                                    NEWS RELEASE

                          SABINE ROYALTY TRUST DECLARES
                      MONTHLY CASH DISTRIBUTION FOR AUGUST

         DALLAS, TEXAS, AUGUST 5, 2003 - Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE - SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.27487 per unit, payable on August 29, 2003, to unit holders of record on August 15, 2003.

         Due to the timing of the end of the month of July, approximately $830,000 of revenue received will be posted in the following month of August in addition to normal receipts during August.

         For more information on Sabine Royalty Trust, please visit our website at www.sbr-sabineroyalty.com.


                                    *  *  *


         Contact:   Ron E. Hooper
                    Senior Vice President
                    Bank of America, N.A.
                    Toll Free - 800.365.6541